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                                                                   EXHIBIT 10.22











                          TECHNICAL SERVICES AGREEMENT


                                     between

                                  NOVELIS INC.

                                       and

                           ALCAN INTERNATIONAL LIMITED



             WITH RESPECT TO THE RESEARCH & DEVELOPMENT FACILITIES
                       LOCATED IN ARVIDA, QUEBEC (CANADA)
                        AND IN KINGSTON, ONTARIO (CANADA)



                                  DATED o, 2004
                      WITH EFFECT AS OF THE EFFECTIVE DATE


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                                TABLE OF CONTENTS

1.  DEFINITIONS..............................................................1
2.  SCOPE OF AGREEMENT.......................................................4
3.  TECHNOLOGY...............................................................6
4.  TECHNOLOGY AND TECHNICAL ASSISTANCE LIMITATIONS..........................6
5.  OWNERSHIP AND RIGHT TO USE...............................................7
6.  CONSIDERATION............................................................8
7.  PROTECTION OF INFORMATION...............................................11
8.  TERM AND TERMINATION....................................................12
9.  SURVIVAL OF OBLIGATIONS.................................................13
10. REPRESENTATIONS AND WARRANTIES..........................................13
11. DISCLAIMER OF WARRANTY AND INDEMNITY....................................14
12. TRADEMARK, TRADE NAME AND LOGO..........................................14
13. NON-WAIVER..............................................................14
14. NO PARTNERSHIP, JOINT VENTURE...........................................14
15. FURTHER ASSURANCES......................................................14
16. NOTICES.................................................................15
17. ASSIGNMENT..............................................................15
18. LIMITATION OF LIABILITY AND INDEMNIFICATION.............................16
19. ENTIRE AGREEMENT........................................................17
20. CONFLICTS...............................................................17
21. DISPUTE RESOLUTION......................................................17
22. FORCE MAJEURE...........................................................17
23. CONSTRUCTION............................................................18
24. LANGUAGE................................................................18
25. AMENDMENTS..............................................................18
26. GOVERNING LAW...........................................................18
27. SEVERABILITY............................................................19
28. EXECUTION IN COUNTERPARTS...............................................19
    Schedule 6.1 Basic Fee, Daily Rates and Hourly Rates....................


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                          TECHNICAL SERVICES AGREEMENT

THIS AGREEMENT is dated December o, 2004, with effect as of the Effective Date.

BETWEEN: NOVELIS INC., a corporation incorporated under the Canada Business Corporations Act ("NOVELIS");

AND: ALCAN INTERNATIONAL LIMITED, a company organized under the laws of Canada ("ALCANINT").

RECITALS:

WHEREAS Alcan Inc. and Novelis have entered into a Separation Agreement pursuant to which the Parties (as defined hereinafter) set out the terms and conditions relating to the separation of the Separated Businesses from the Remaining Alcan Businesses (each as defined therein) such that the Separated Businesses are to be held, as at the Effective Time (as defined below), directly or indirectly, by Novelis (such agreement, as amended, restated or modified from time to time, the "SEPARATION AGREEMENT").

WHEREAS Alcanint develops, owns and manages certain technology on behalf of and for the benefit of Alcan Inc. and other members of Alcan Group (as defined below).

WHEREAS in connection with the Separation Agreement, Novelis and Alcan Inc. desire that Alcanint, a member of Alcan Group, provide Novelis, a member of Novelis Group (as defined below), with certain technical assistance and services following the Effective Date (as defined below) from Alcanint's research and development facility located in Arvida, Province of Quebec (Canada) ("ARVIDA FACILITY"), and that Novelis provide Alcanint with certain technical assistance and services following the Effective Date from Novelis's research and development facility located in Kingston, Province of Ontario (Canada) ("KINGSTON FACILITY"), subject to the terms and conditions of this Agreement.

WHEREAS Alcanint is willing and in a position to provide Novelis with such technical assistance and services, and Novelis is willing and in a position to provide Alcanint with such technical assistance and services, subject to the terms and conditions of this Agreement.

WHEREAS the Parties have entered into this Agreement in order to set forth such terms and conditions.

NOW THEREFORE, for and in consideration of the agreements set forth below, Novelis and Alcanint agree as follows:

1.       DEFINITIONS

         For the purposes of this Agreement, the following words and expressions and variations thereof, unless another meaning is clearly required in the context, shall have the meanings specified or referred to in this
         Article 1:

         "AFFILIATE" of any Person means any other Person that, directly or indirectly, controls, is controlled by, or is under common control with such first Person as of the date on which



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         or at any time during the period for when such determination is being made. For purposes of this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by contract or otherwise and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

         "AGREEMENT" means this Technical Services Agreement, including all of the Schedules and Exhibits hereto.

         "ALCAN GROUP" means Alcan Inc. and its Subsidiaries from time to time after the Effective Time.

         "ALCANINT" means Alcan International Limited.

         "ALCANINT INDEMNIFIED PARTIES" has the meaning set forth in Section
         18.2.

         "ALCANINT TECHNICAL ASSISTANCE SERVICES" has the meaning set forth in
         Section 2.1.

         "APPLICABLE LAW" means any applicable law, statute, rule or regulation of any Governmental Authority or any outstanding order, judgment, injunction, ruling or decree by any Governmental Authority.

         "ARVIDA FACILITY" has the meaning set out in the Preamble to this Agreement.

         "BASIC FEE" has the meaning set forth in Section 6.1.

         "BASIC RATES" or "BR" has the meaning set forth in Section 6.5.

         "BUSINESS CONCERN" means any corporation, company, limited liability company, partnership, joint venture, trust, unincorporated association or any other form of association.

         "BUSINESS DAY" means any day excluding (i) Saturday, Sunday and any other day which, in the City of Montreal (Canada) or in the City of New York (United States), is a legal holiday or (ii) a day on which banks are authorized by Applicable Law to close in the City of Montreal (Canada) or in the City of New York (United States).

         "CONSENT" means any approval, consent, ratification, waiver or other authorization.

         "DAILY RATE" has the meaning set forth in subsection 6.2.1.

         "DOLLARS" or "$" means, except where otherwise expressly indicated, the lawful currency of Canada.

         "EFFECTIVE DATE" means the date shown on the certificate of arrangement issued by the Director under the Canada Business Corporations Act giving effect to the Arrangement as defined in the Separation Agreement.

         "EFFECTIVE TIME" means 12:01 a.m. Montreal time on the Effective Date.

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         "FORCE MAJEURE EVENT" has the meaning set forth in Article 22.

         "GOVERNMENTAL AUTHORITY" means any court, arbitration panel, governmental or regulatory authority, agency, stock exchange, commission or body.

         "GOVERNMENTAL AUTHORIZATION" means any Consent, license, certificate, franchise, registration or permit issued, granted, given or otherwise made available by, or under the authority of, any Governmental Authority or pursuant to any Applicable Law.

         "GROUP" means Alcan Group or Novelis Group, as the context requires.

         "HOURLY RATE" has the meaning set forth in subsection 6.2.1.

         "INFORMATION" means, without being limitative, all Results and all data, documents and information relating to the Technology as well as to any Technical Assistance Service, improvement, know how, engineering, manufacturing and other techniques and procedures, including systems, plans, methods, processes and techniques of inspection, quality control and tests, made available to Alcanint or Novelis under this Agreement.

         "KINGSTON FACILITY" has the meaning set out in the Preamble to this Agreement.

         "LAB YEAR" means the services equating to one qualified technical person for one year spread reasonably evenly throughout the time period during which the Services are to be provided.

         "LIABILITIES" has the meaning ascribed thereto in the Separation Agreement.

         "LICENSE AGREEMENT" means the agreement entitled "IP Agreement between Alcan International Limited and Novelis Inc.", as amended, restated or modified from time to time, and constituting an Ancillary Agreement to the Separation Agreement.

         "NOVELIS" means Novelis Inc.

         "NOVELIS GROUP" means Novelis Inc. and its Subsidiaries from time to time after the Effective Time.

         "NOVELIS INDEMNIFIED PARTIES" has the meaning set forth in Section
         18.2.

         "NOVELIS TECHNICAL ASSISTANCE SERVICES" has the meaning set forth in
         Section 2.2.

         "PARTY" means each of Alcanint and Novelis as a party to this Agreement and "PARTIES" means both of them.

         "PERSON" means any individual, Business Concern or Governmental Authority.

         "REIMBURSABLE COSTS" has the meaning set forth in Section 6.3.

         "RESULTS" means data, reports and conclusions produced in the course of providing the Services.

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         "SALES TAXES" means any sales, use, consumption, goods and services, value added or similar tax, duty or charge imposed by a Governmental Authority pursuant to Applicable Law.

         "SEPARATION AGREEMENT" has the meaning set out in the Preamble to this Agreement.

         "SERVICES" means the Technical Assistance Services and other services provided by either Party to the other under this Agreement, including the Services on Request.

         "SERVICE ON REQUEST" has the meaning set forth in Section 2.3.

         "SUBSIDIARY" of any Person means any corporation, partnership, limited liability entity, joint venture or other organization, whether incorporated or unincorporated, of which of a majority of the total voting power of capital stock or other interests entitled (without the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person.

         "TECHNICAL ASSISTANCE SERVICES" means individually or collectively, the Alcanint Technical Assistance Services and the Novelis Technical Assistance Services.

         "TECHNOLOGY" means any and all patents, patent applications, trade secrets, inventions, designs and similar rights either conceived or first reduced to practice in the course of providing the Services hereunder, but excludes any and all Results.

         "TERM" has the meaning set forth in Section 8.1.

         "THIRD PARTY" means a Person that is not a Party to this Agreement, other than a member of Alcan Group or a member of Novelis Group and that is not an Affiliate of such Group.

         "THIRD PARTY CLAIM" has the meaning set forth in the Separation Agreement.

2.       SCOPE OF AGREEMENT

         Alcanint and Novelis will provide technical assistance and other services to the other consistent with their respective resources. The Parties shall mutually agree on the scope, timing and content of the services to be provided in each area identified to the extent not expressly provided herein. Such services are divided into the following main categories:

         2.1      TECHNICAL ASSISTANCE SERVICES BY ALCANINT

                  The technical assistance services to be rendered by Alcanint or Alcan Group personnel under this Agreement (the "ALCANINT TECHNICAL ASSISTANCE SERVICES") will comprise six (6) Lab Years of effort per year for a period of twelve (12) months commencing on the Effective Date, with provision for extension of certain Alcanint Technical Assistance Services into a second year upon request of Novelis. The Alcanint Technical Assistance Services will consist of such services as the Parties mutually agree upon from time to time during the Term of this Agreement.

                  The Parties currently anticipate that the Alcanint Technical Assistance Services to be rendered by Alcanint to Novelis during the Term of this Agreement will include the following services:

                  2.1.1 analytical services including optical emission spectroscopy services;

                  2.1.2 services related to the melting and recycling of aluminum and its alloys;

                  2.1.3 services related to energy management, melting and refractories;

                  2.1.4 services related to casting and molten metal treatment;

                  2.1.5    metallography services; and

                  2.1.6 technical assistance related to customer and production issues.

         2.2      TECHNICAL ASSISTANCE SERVICES BY NOVELIS

                  The technical assistance services to be rendered by Novelis or Novelis Group personnel under this Agreement (the "NOVELIS TECHNICAL ASSISTANCE SERVICES") will comprise two and one-half (2 1/2) Lab Years of effort per year and will consist of such services as the Parties will mutually agree upon from time to time during the Term of this Agreement.

                  The Parties currently anticipate that the Novelis Technical Assistance Services to be rendered by Novelis to Alcanint during the Term of this Agreement will include the following services:

                  2.2.1 access to and operation of key extrusion equipment and associated equipment while such equipment remains at Kingston Facility;

                  2.2.2 services related to the provision of metal for development orders associated with:

                           (a) the operation of the extrusion equipment while such equipment remains at Kingston Facility;

                           (b) DC casting of samples in support of Alcan Group's customers for a period of up to twelve (12) months from the Effective Date, with provision for extension into a second year upon request by Alcanint;

                  2.2.3 assistance in arranging the move of the extrusion and associated equipment from Kingston Facility to Arvida Facility, which move is planned to occur before the end of the third quarter of 2005;

                  2.2.4 training in the operation of the extrusion and associated equipment before and after the equipment has been moved from Kingston Facility to Arvida Facility;

                  2.2.5 materials characterization services, including but not limited to metallography, lubrication and lubricant testing, mechanical testing and corrosion testing related to Alcanint's cable, extrusion and foundry R&D programs; and

                  2.2.6 support for the separation of the Alcan Cable R&D program that will remain at the Kingston Facility, to be mutually agreed upon by the Parties.

                  The Novelis Technical Assistance Services described in subsections 2.2.1, 2.2.2, 2.2.3 and 2.2.4 are to be provided over the twelve (12) month period commencing on the Effective Date, except as otherwise specifically provided in subsection 2.2.2(b).

                  The Novelis Technical Assistance Services described in subsections 2.2.5 and 2.2.6 will be provided over the twelve
                  (12) month period commencing on the Effective Date.

         2.3      ADDITIONAL SERVICES TO BE PROVIDED UPON REQUEST

                  The Parties may from time to time during the Term of this Agreement, agree on additional services to be provided hereunder by one Party to the other ("SERVICES ON REQUEST"). The terms and conditions of Services on Request will be subject to a separate agreement between the Parties on a case-by-case basis but based on the fee structure described in this Agreement.

3.       TECHNOLOGY

         3.1      INFORMATION EXCHANGE

                  In connection with the planning, managing, providing and communicating the results of the Services, Alcanint and Novelis shall communicate and meet periodically as mutually agreed. The topics to be discussed shall be agreed before each meeting and recorded on an agenda. Actual discussion topics shall be recorded in minutes of the meeting. A written record of other communications shall also be retained.

         3.2      REPORTING OF RESULTS

                  All Results generated in the course of providing the Services shall be promptly reported to the Party requesting the Services. These reports may be oral or written as specified by the Party requesting the Services. The preparation of such reports shall be considered part of the provision of the Services.

4.       TECHNOLOGY AND TECHNICAL ASSISTANCE LIMITATIONS

         4.1 Nothing herein limits in any way the rights and benefits granted to Alcanint and Novelis in the License Agreement.

         4.2 Subject to Section 4.1 but notwithstanding anything contained elsewhere in this Agreement, Alcanint and Novelis shall be under no obligation to:

                  4.2.1 provide any Information, the disclosure of which is restricted due to contractual obligations; or

                  4.2.2 provide Information the transmission of which is prohibited by Applicable Law, protocol or directive of the Governmental Authority of the country from which it is to be provided.

         4.3 The Parties agreement to provide each other the Technical Assistance Services set forth in Sections 2.1 and 2.2 is conditional upon the continued availability of the Parties' respective personnel identified for the provision of the Alcanint Technical Assistance Services and the Novelis Technical Assistance Services, as applicable. In the event that one or more individuals who was identified for performance of any portion of the Alcanint Technical Assistance Services or of the Novelis Technical Assistance Services, as applicable, becomes unavailable to continue to provide the Alcanint Technical Assistance Services or the Novelis Technical Assistance Services, as applicable, the Parties shall meet and discuss appropriate actions and each Party shall have the option to modify the description of the Alcanint Technical Assistance Services or the Novelis Technical Assistance Services, as applicable, and the corresponding obligation to pay for such services and to delete any portion of the Alcanint Technical Assistance Services or the Novelis Technical Assistance Services, as applicable, expected to have been performed by such person but not actually performed by such person.

5.       OWNERSHIP AND RIGHT TO USE

         5.1 The Party that requested Services performed under this Agreement shall receive and own all Results generated in the course of performing such Services, including any copyright therein.

         5.2 Alcanint shall own all Technology created by its employees in the course of performing the Services for Novelis, and Alcanint hereby grants to Novelis and its Affiliates a non-exclusive, world-wide, non-transferable licence to use in perpetuity such Technology.

         5.3 Novelis shall own all Technology created by its employees in the course of performing the Services for Alcanint, and Novelis hereby grants to Alcan and the other members of Alcan Group a non-exclusive, world-wide, non-transferable licence to use in perpetuity such Technology.

         5.4 This Agreement does not restrict Novelis or Alcanint from obtaining technology from other sources as long as Information acquired from the other Party is not disclosed.

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6.       CONSIDERATION

         In consideration for the Technical Assistance Services rendered by Alcanint and by Novelis under this Agreement, each of Novelis and Alcanint, as applicable, shall pay to the other, the following fees:

         6.1      BASIC FEE

                  The basic fee ("BASIC FEE") for rendering one Lab Year of Services under each of Sections 2.1 and 2.2 with respect to the year 2005 is set forth in Schedule 6.1. For the year(s) following 2005, the Basic Fee is subject to escalation as provided in Section 6.5. The Basic Fee for Services covers all fully absorbed costs related to the provision of Services and information including all salary and benefits for the persons providing the services, all overhead costs including rent, utilities, maintenance, management and corporate charges, and other similar charges. The Basic Fee does not include the cost of metal and equipment required for the performance of the Services, travel related costs and special project costs, which shall be in addition to the Basic Fee and shall be reimbursed at cost by one Party to the other, as applicable, separately from the Basic Fee.

         6.2      FEE FOR SERVICES ON REQUEST

                  6.2.1    Work on Daily Rate Basis

                           Unless otherwise agreed by the Parties, time spent by specialists or personnel of either Party for the rendering of Services on Request, will be charged either on a daily rate or hourly rate basis at the applicable daily rate ("Daily Rate") and hourly rate ("Hourly Rate") set forth in Schedule 6.1, subject to the provisions of Section 6.5.

                           The Daily Rate is applicable to working time rendered during an 8 (eight) hour workday. Should working time be more than (or less than) 8 (eight) hours in one work day, the Daily Rate for that workday will be increased (or decreased) on a pro-rata basis.

                           The Basic Fee and Daily Rate are applicable to working time rendered during a normal five-day workweek. Any travel time associated with the rendering of Services on Request shall also be paid, as applicable, at the above Basic Fee or Daily Rate, as applicable. Travel time is only billable if it occurs during regular business hours. Travel time that occurs outside normal business hours is not chargeable to the other Party.

                  6.2.2    Fixed Price

                           For certain Services on Request, the Parties may, but shall have no obligation to, agree on a fixed price rather than on a price based on a Daily Rate.

         6.3      REIMBURSABLE COSTS

                  For all the Services set forth in Sections 2.1, 2.2 and 2.3 rendered to Novelis or Alcanint inside or outside of Canada, metal and equipment acquisition costs, special project costs and travel related expenses reasonably incurred, such as air tickets, cost of car hires and other travelling expenses, transportation of personnel baggage, accommodation, meals including beverages, sundry items, laundry services, etc., are not included in the Basic Fee or Daily Rates and they shall be reimbursed at cost (the "REIMBURSABLE COSTS"). All travel related expenses shall be incurred and reimbursed in accordance with Alcan Inc.'s travel policy.

         6.4      PAYMENT TERMS

                  Payments shall be made as follows:

                  6.4.1    Basic Fee

                           Each of Alcanint and Novelis will invoice the Basic Fee in four (4) equal installments on January 1, April 1, July 1 and October 1 of every year during the Term of this Agreement, with the payment due within thirty (30) days from the date of the invoice.

                  6.4.2    Services on Request and Reimbursable Costs

                           Each of Alcanint and Novelis will invoice the cost of Services on Request and the Reimbursable Costs on a monthly basis, with the respective payments due within thirty (30) days from the date of the invoice. All invoices will be against a purchase order and will be supported, as applicable, by reasonably detailed reports and documentation about time spent and expenses incurred.

                  6.4.3    Taxes and Charges

                           All amounts payable hereunder shall be made in full and net of all Sales Taxes. Each Party shall pay all Sales Taxes applicable to Services performed for the benefit of such Party or to such Party's payments under this Agreement, and shall remit the amount of such Sales Taxes to the prescribed Person as required by Applicable Law. All invoices shall separately identify Sales Taxes payable in respect of the Services.

                  6.4.4    Payment Address

                           All amounts due under this Agreement shall be paid by electronic transfer to Alcan Inc.'s Royal Bank of Canada account number 000-003-4 located at 1 Place Ville Marie, Montreal, Quebec, Canada, with a confirmation of such transfer sent to the corporate Secretary of Alcanint, or to Novelis at Novelis' account indicated on Novelis' invoice, with a confirmation of such transfer sent to the corporate Secretary of Novelis, at the addresses provided in
                           Article 16 or in such manner as Alcanint or Novelis may from time to time notify to the other Party.

         6.5      ESCALATION

                  The Basic Fee and the Daily Rate (referred to in this Section
                  6.5 as "BASIC RATES" or "BR") are valid until December 31, 2005. For each of the years following 2005, the Basic Rates are subject to escalation as of the first day of January of each year beginning on January 1, 2006, as per the following formula:***

                  The Canadian Consumer Price Index referred to is the index published monthly by Statistics Canada and which is referred to as being the Consumer Price Index and Major Components (Not Seasonally Adjusted), Canada, All-items.

         6.6      SET-OFF

                  Unless otherwise agreed, neither Party shall be entitled to set-off against any amounts due to the other under this Agreement any amounts due to it from such other Party under this Agreement. The Parties may agree to consolidate all or any of their respective monthly invoicing under Article 6 and may further agree that the corresponding invoices will be discharged by set off, with the debtor of the larger invoice making payment of the net amount owing after deduction of the amount invoiced by such debtor to the other Party. Notwithstanding any such set off, any amount in respect of Sales Taxes required to be remitted by one Party to


         ***Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                  the other Party pursuant to this Agreement shall be remitted in full as if no set-off had occurred.

7.       PROTECTION OF INFORMATION

         7.1 Each of Alcanint and Novelis hereby agree that the Information produced or developed for the other Party at any time is confidential information of the Party that requested that the Services be performed and shall not be disclosed to any Third Party except as may be expressly provided for herein and that the Party that generated the Information shall have only such rights in the Information as expressly provided herein.

         7.2 The obligations of confidentiality and non-disclosure shall not apply to Information to the extent that said Information:

                  7.2.1 is in the public domain through no fault of the other Party, or lawfully is or becomes public knowledge through no breach of this Agreement; or

                  7.2.2    was received from any Third Party on a
                           non-confidential basis,

                  7.2.3 was disclosed pursuant to legal process, governmental request, or regulatory requirement.

         7.3 Specific information shall not be deemed to be within the exceptions of Section 7.2 merely because such specific information may be construed as being within broader, non-confidential information which is either in the public domain or in the possession of the receiving party on the Effective Date, nor shall a combination of features which form confidential information be deemed to be non-confidential information merely because the individual features, without being combined, are non-confidential.

         7.4 The Party that performed the Services shall not use the Information produced hereunder for any other purpose other than that specified in this Agreement without first obtaining written consent from the other Party.

         7.5 Each Party may disclose the Information it produces hereunder for the other Party to its own officers, employees, contractors, suppliers, customers, representatives and others to the extent necessary for the normal operation of its business. Each Party shall take reasonable precautions, consistent with past practices to preserve the value of the Information. Each Party shall advise the appropriate officers, employees, contractors, suppliers, customers, representatives and others to whom such Information is supplied of the confidentiality obligation hereunder, and shall ensure that, where appropriate, they have agreed to comply with the provisions of this Article 7.

         7.6 The obligations of confidentiality with respect to specific Information received under this Agreement or otherwise shall expire on the tenth (10th) anniversary date of the Effective Date.

         7.7 The Parties recognize that a breach of this Article 7 may give rise to irreparable injury that cannot be adequately compensated by monetary damages. Accordingly, in the event of a breach or threatened breach, the other Party may be entitled to preliminary and permanent injunctive relief to prevent or enjoin a violation of this Article 7 and the unauthorized use or disclosure of any confidential Information in addition to such other remedies as may be available for such breach or threatened breach, including the recovery of damages.

         7.8 No provision of this Agreement shall be construed to require either Party to furnish any information (i) acquired from others on terms prohibiting or restricting disclosure, or (ii) the furnishing of which is in contravention of any Applicable Law or Governmental Authorization. Each Party shall use its commercially reasonable efforts to avoid conditions that prevent the exchange of information under this Agreement.

8.       TERM AND TERMINATION

         8.1 The term of this Agreement (the "TERM") shall be from the Effective Date until the date which is the *** year anniversary thereof, unless terminated earlier pursuant to the provisions of this Agreement or except as expressly otherwise provided in this Agreement. Upon expiry or earlier termination of this Agreement, each Party shall retain the licences granted under Sections 5.2 and 5.3, as applicable.

         8.2 Should there be a default in the performance of any material obligation of the other Party under this Agreement and such default is not cured within thirty (30) days following written notification of such default from the aggrieved Party, the aggrieved Party's obligations shall terminate on the date specified on such notice which shall not be less than thirty
                  (30) days following the date of such notice unless the default is cured before such specified termination date. Early termination shall not prejudice either Party's right to recover any amounts due at the time of such termination nor shall it prejudice any other remedy or cause of action or claim accrued or to accrue jointly or severally on account of any such default.

         8.3 This Agreement may be terminated by either Party by giving written notice to the other Party should any of the following events of default occur with respect to the other party:

                  (a)      the bankruptcy or insolvency of the other Party;

                  (b) the appointment of a receiver for the other Party's assets;

                  (c) the making by the other Party of a general assignment for the benefit of creditors;

                  (d) the institution by the other Party of proceedings for a reorganization under the Bankruptcy and Insolvency Act (Canada) or similar legislation for the



         ***Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                           relief of debtors or the institution of involuntary proceedings against a Party which are not terminated in thirty (30) days;

                  (e) Novelis, or in the case of Alcanint, Alcan Inc., breaches any representation or warranty, or fails to perform or comply with any covenant, provision, undertaking or obligation in or of the Separation Agreement.

         8.4 In addition, this Agreement shall terminate (1) upon the occurrence of a Non Compete Breach (as defined in the Separation Agreement) and the giving of notice of the termination of this Agreement by Alcan Inc. to Novelis pursuant to Section 14.03(b) of the Separation Agreement, or
                  (2) upon the occurrence of a Change of Control Non Compete Breach (as defined in the Separation Agreement) and the giving of notice of the termination of this Agreement by Alcan Inc. to Novelis pursuant to Section 14.04(e) of the Separation Agreement, in which event the termination of this Agreement shall be effective immediately upon Alcan Inc. providing Novelis notice pursuant to Section 14.03(b) or Section 14.04(e) of the Separation Agreement.

         8.5 Subject to the provisions of Section 8.4, termination will take effect thirty (30) days after receipt of the notice without any further notice being given, unless the event of default is rectified or diligent efforts to rectify the event of default commence within the 30-day period.

         8.6 Such right of termination shall not be exclusive of any other remedies or means of redress to which a Party may be entitled under Applicable Law.

         8.7 This Agreement may be terminated at the option of either party on or after the first (1st) anniversary of the Effective Date, by providing notice to the other party at least six (6) months before the termination is to become effective, provided all payments owed under Article 6 have been remitted by the terminating Party to the other Party.

9.       SURVIVAL OF OBLIGATIONS

         Except as otherwise provided in this Agreement and unless otherwise agreed in writing by the Parties, the rights and obligations of the Parties under Sections 5.2 and 5.3 and under Articles 6, 7, 9, 10, 11, 14, 16, 18, 21 and 26 shall survive the expiration or earlier termination of this Agreement.

10.      REPRESENTATIONS AND WARRANTIES

         10.1 Each Party represents that it has full power and authority to enter into this Agreement and to perform all its obligations hereunder.

         10.2 No representation or warranty of any nature or kind is given by either Party (whether express, implied, statutory, contractual or other in nature and whether relating to the enforceability, merchantability, fitness for purpose, non-infringement, absence of rights of Third Parties or other) in respect of the

                  Technology or other rights to be licensed or transferred by it pursuant to the terms of this Agreement.

         10.3 Nothing in this Agreement shall be construed as a warranty or representation that the Services will produce any specific result or Technology or that any product made, used, sold or otherwise disposed with the benefit of any rights or license granted pursuant to this Agreement is or will be free from infringement of patents of Third Parties.

11.      DISCLAIMER OF WARRANTY AND INDEMNITY

         Except to the limited extent provided in Article 10, Alcanint expressly disclaims all and any liability or responsibility whatsoever for any Liability arising out of the use of the Technology or the provision of any Service. Alcanint and Novelis do not warrant that the transferred technology, licensed technology or services provided by Alcanint or Novelis, or that any product, is or will be of merchantable quality or fit for any particular purpose for which it may be bought or used. Alcanint and Novelis shall in no event be liable to the other, or any other Person, for any damage, injury or loss, including loss of use arising from any activities or obligations under this Agreement, or for any direct or indirect, incidental or consequential damages.

12.      TRADEMARK, TRADE NAME AND LOGO

         No right is conveyed by either Party to the other under this Agreement for the use, either directly, indirectly, by implication or otherwise, of any trademark, trade name or logo owned by Novelis or Alcanint or their respective Affiliates. The Parties will enter into a separate trademark license agreement if appropriate.

13.      NON-WAIVER

         The failure of any Party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this Agreement or to exercise any election herein contained, shall not be construed as a waiver for the future of the performance of such one or more obligations of this Agreement or of the right to exercise such election. No waiver of any breach or default of this Agreement shall be held to be a waiver for any subsequent breach.

14.      NO PARTNERSHIP, JOINT VENTURE

         The Parties to this Agreement agree and acknowledge that the Agreement does not create a partnership, joint venture or any other relationship between Alcanint and Novelis save the relationship specifically set out herein and solely for the limited purposes herein.

15.      FURTHER ASSURANCES

         The Parties to this Agreement shall sign or cause their respective employees to execute any documents necessary to file any desired registrations and applications to protect any Technology originating in the course of the Services and receive any patents, copyrights, design rights, mask works or other forms of legal protection resulting from such applications and registrations in any selected countries and co-operate using their respective commercially reasonable efforts to obtain any necessary Consent of Third Parties. Nothing contained in this Agreement shall be interpreted to oblige any Party to do anything more than use its commercially reasonable efforts (without material expense to it) to obtain any Consent which may be required to give full effect to the terms and conditions hereof.

16.      NOTICES

         All notices or other communications under this Agreement shall be in writing and shall be deemed to be duly given (a) on the date of delivery, if delivered personally, (b) on the first Business Day following the date of dispatch if delivered by a nationally recognized next-day courier service, (c) on the date of actual receipt if delivered by registered or certified mail, return receipt requested, postage prepaid or (d) if sent by facsimile transmission, when transmitted and receipt is confirmed by telephone. All notices hereunder shall be delivered as follows:

         IF TO ALCANINT, TO:

         Alcan International Limited
         1188 Sherbrooke Street West
         Montreal, Quebec, Canada
         H3A 3G2
         Fax:  (514) 848-1535

         Attention: Corporate Secretary

         IF TO NOVELIS, TO:

         Novelis Inc.
         Suite 3800
         Royal Bank Plaza, South Tower
         P.O. Box 84
         200 Bay Street
         Toronto, Ontario  M5J 2Z4

         Fax: (416) 216-3930

         Attention:  Chief Executive Officer

         Any Party may, by notice to the other Party as set forth herein, change the address or fax number to which such notices are to be given.

17.      ASSIGNMENT

         This Agreement shall not be assignable, in whole or in part, directly or indirectly, by any Party hereto without the prior written consent of the other, and any attempt to assign any rights or obligations under this Agreement without such consent shall be void and deemed to be in breach hereof.

18.      LIMITATION OF LIABILITY AND INDEMNIFICATION

         18.1     LIMITATION OF LIABILITY

                  Except as otherwise provided herein, neither Party shall be liable to the other Party for any special, consequential, indirect, collateral, incidental or punitive damages, lost profits, or failure to realize expected savings, or other commercial or economic loss of any kind, however caused and on any theory of liability, (including negligence) arising in any way out of this Agreement, whether or not such Person has been advised of the possibility of any such damages; provided, however, that the foregoing limitations shall not limit either Party's indemnification obligations for Liabilities with respect to Third Party Claims as set forth in Article IX of the Separation Agreement (as if such Article was set out in full herein by reference to the obligations of the Parties hereunder).

         18.2     INDEMNIFICATION

                  Alcanint shall indemnify, defend and hold harmless Novelis, each other member of Novelis Group and each of their respective directors, officers and employees, and each of the heirs, executors, trustees, administrators, successors and assigns of any of the foregoing (collectively, the "NOVELIS INDEMNIFIED PARTIES"), from and against any and all Liabilities of the Novelis Indemnified Parties incurred by, borne by or asserted against any of them relating to, arising out of or resulting from any of the following items (without duplication):

                  (a) the breach or the failure of performance by Alcanint of any of the covenants, promises, undertakings or agreements which it is obligated to perform under this Agreement; and

                  (b) the use of any Technology by any member of Novelis Group or its customers or the provision by Alcanint of any Service hereunder,

                  but subject however to the limitations of liability provided in Section 18.1.

                  Novelis shall indemnify, defend and hold harmless Alcanint, each other member of Alcan Group and each of their respective directors, officers and employees, and each of the heirs, executors, trustees, administrators, successors and assigns of any of the foregoing (collectively, the "ALCANINT INDEMNIFIED PARTIES"), from and against any and all Liabilities of the Alcanint Indemnified Parties incurred by, borne by or asserted against any of them relating to, arising out of or resulting from any of the following items (without duplication):

                  (a) the breach or the failure of performance by Novelis of any of the covenants, promises, undertakings or agreements which it is obligated to perform under this Agreement; and

                  (b) the use of any Technology by any member of Alcan Group or its customers or the provision by Novelis of any Service hereunder, but subject however to the limitations of liability provided in Section 18.1.

         18.3     PROVISIONS APPLICABLE WITH RESPECT TO INDEMNIFICATION
                  OBLIGATIONS

                  Sections 9.04, 9.05, 9.06, 9.07 and 9.09 of the Separation Agreement shall apply mutatis mutandis with respect to any Liability subject to indemnification or reimbursement pursuant to Article 18 of this Agreement (as if such Article was set out in full herein by reference to the obligations of the Parties hereunder).

19.      ENTIRE AGREEMENT

         This Agreement, the Separation Agreement and exhibits, schedules and appendices hereto and thereto and the specific agreements contemplated herein or thereby, contain the entire agreement between the Parties with respect to the subject matter hereof and supersedes all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter. No agreements or understandings exist between the Parties other than those set forth or referred to herein or therein.

         Notwithstanding the foregoing, the rights and interests transferred, assigned or granted to Novelis, its Affiliates and the other members of Novelis Group, or to Alcanint, its Affiliates and the other members of Alcan Group, or otherwise to be made available to them pursuant to the terms of this Agreement, shall in all respects be subject to the provisions of the Separation Agreement and nothing in this Agreement shall entitle Novelis or Alcanint to have any rights or pursue any activity which would otherwise be restricted by the Separation Agreement. The Separation Agreement shall not in defining the assets, businesses, rights and obligations to form part of Novelis, be interpreted so as to grant, convey or confirm, directly or indirectly, any rights in respect of Technology which would be greater than those established herein.

20.      CONFLICTS

         In the event of any conflict between this Agreement and the Separation Agreement, the latter shall be paramount.

21.      DISPUTE RESOLUTION

         The Master Agreement with Respect to Dispute Resolution, effective on the Effective Date, among the Parties and other parties thereto shall govern all disputes, controversies or claims (whether arising in contract, delict, tort or otherwise) between the Parties that may arise out of, or relate to, or arise under or in connection with, this Agreement or the transactions contemplated hereby (including all actions taken in furtherance of the transactions contemplated hereby), or the commercial or economic relationship of the Parties relating hereto or thereto.

22.      FORCE MAJEURE

         No Party shall be deemed in default of this Agreement to the extent that any delay or failure in the performance of its obligations under this Agreement results from superior force ("force majeure") or any act, occurrence or omission beyond its reasonable control and without its fault or negligence, such as fires, explosions, accidents, strikes, lockouts or labour disturbances, floods, droughts, earthquakes, epidemics, seizures of cargo, wars (whether or not declared), civil commotion, acts of God or the public enemy, action of any government, legislature, court or other Governmental Authority, action by any authority, representative or organisation exercising or claiming to exercise powers of a government or Governmental Authority, compliance with Applicable Law, blockades, power failures or curtailments, inadequacy or shortages or curtailments or cessation of supplies of raw materials or other supplies, failure or breakdown of equipment of facilities or, in the case of computer systems, any failure in electrical or air conditioning equipment (a "FORCE MAJEURE EVENT"). If a Force Majeure Event has occurred and its effects are continuing, then, upon notice by the Party who is delayed or prevented from performing its obligations to the other Party, (i) the affected provisions or other requirements of this Agreement shall be suspended to the extent necessary during the period of such disability, (ii) the Party which is delayed or prevented from performing its obligations by a Force Majeure Event shall have the right to apportion its Services in an equitable manner to all users and
         (iii) such Party shall have no liability to the other Party or any other Person in connection therewith. The Party which is delayed or prevented from performing its obligations by the Force Majeure Event shall resume full performance of this Agreement as soon as reasonably practicable following the cessation of the Force Majeure Event (or the consequences thereof).

23.      CONSTRUCTION

         The rules of construction and interpretation set forth in Section 16.04 of the Separation Agreement shall apply to this Agreement.

24.      LANGUAGE

         The Parties hereto have requested that this Agreement and all other documents, notices or written communications relating thereto, be in the English language.

25.      AMENDMENTS

         No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by any Party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the Party against whom it is sought to enforce such waiver, amendment, supplement or modification.

26.      GOVERNING LAW

         The Parties agree that this Agreement shall be governed, construed and interpreted in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein. The terms of the United Nations (Vienna Convention) on Contracts for the International Sale of Goods shall not apply to this Agreement or the obligations of the Parties hereunder.

27.      SEVERABILITY

         If any provision of this Agreement or any Ancillary Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby or thereby, as the case may be, is not affected in any manner adverse to any Party. Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the Parties.

28.      EXECUTION IN COUNTERPARTS

         This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK.]

IN WITNESS WHEREOF, the Parties hereto have caused this Technical Services Agreement to be executed by their duly authorized representatives.


                                           NOVELIS INC.


                                           By: _________________________________
                                               Name:
                                               Title:

                                           By: _________________________________
                                               Name:
                                               Title:



                                           ALCAN INTERNATIONAL LIMITED


                                           By: _________________________________
                                               Name:
                                               Title:

                                           By: _________________________________
                                               Name:
                                               Title: